[ELCOM INTERNATIONAL LOGO]


AT THE COMPANY:
---------------

Investor Relations                                     +
E-mail: invrel@elcom.com


                        ELCOM INTERNATIONAL, INC. REPORTS
                      THIRD QUARTER 2003 OPERATING RESULTS


NORWOOD, MA, NOVEMBER 13, 2003 - Elcom International, Inc. today announced operating results for its third quarter ended September 30, 2003.

As a result of the sale of certain assets and the assignment of the Company's United States ("U.S.") information technology products ("IT Products") and services business in March 2002, the operating and balance sheet information and financial summary table contained herein has been prepared with all historical results of that IT Products and services business included in discontinued operations. As a result, net sales, gross profit, operating profit and net loss from continuing operations reflect the Company's ongoing U.S. and U.K. ePurchasing and eMarketplace technology licensing and consulting businesses.

                       Financial Summary Table (Unaudited)
                    (in thousands, except per share amounts)

                                                           QUARTER ENDED              NINE MONTHS ENDED
                                                           SEPTEMBER  30,               SEPTEMBER  30,
                                                      -----------------------       -----------------------
                                                        2003           2002          2003            2002
                                                      --------       --------       --------       --------

Net sales                                             $    367       $  1,155       $  1,567       $  3,088
Gross profit                                               331            769          1,202          2,182
Selling, general and administrative expenses             1,610          3,027          6,417         10,174
Operation loss from continuing operations               (1,346)        (2,383)        (5,409)        (9,116)
Net loss from continuing operations                     (1,278)        (1,523)        (4,910)        (8,270)

Net income (loss) from discontinued operations            (197)            87            110         (1,420)
Gain on disposal of U.S. discontinued operations            --            167             --          1,079

Basic net loss per share from
    continuing  operations                            $  (0.04)      $  (0.05)      $  (0.16)      $  (0.27)
                                                      ========       ========       ========       ========
Basic weighted average common
    shares outstanding                                  30,902         30,902         30,902         30,901
                                                      ========       ========       ========       ========


The above table, the following description and the condensed consolidated financial statements should be read in conjunction with the Risk Factors and other information contained in the Company's Annual Report on Form 10-K for the fiscal year 2002.

ELCOM INTERNATIONAL, INC. REPORTS THIRD QUARTER 2003 OPERATING RESULTS
Page 2


Net sales for the quarter ended September 30, 2003 were $367,000 compared to $1,155,000 from the same period of 2002, a decrease of $788,000 or 68%. Professional Services fees in the U.S. and U.K. decreased by $16,000 and License and associated fees decreased by $772,000. The reduction in License and associated fees was due primarily to the Company's receiving substantially larger license fees in 2002 under its contract with CGEY in the U.K. and the revenue recognition of the amounts thereof, and to fewer implementations of PECOS than anticipated for the quarter ended September 30, 2003, compared to the third quarter of 2002 ($94,000 and $850,000, respectively). License and associated fees include license fees, annual fees and joining fees. Annual fees, joining fees and user fees, if not associated directly with Professional Services, are recorded ratably over twelve months. Professional Services fees were $106,000, a decrease of $16,000 or 13% from the $122,000 in the third quarter of last year, due primarily to fewer implementations of PECOS than anticipated as stated above.

Selling, general and administrative expenses ("SG&A") for the quarter ended September 30, 2003 was $1,610,000 compared to $3,027,000 in the 2002 quarter, a decrease of $1,417,000 or 47%. Throughout 2002 and the first three quarters of 2003, the Company has continued to implement cost containment measures designed to align its SG&A expenses, and disbursements related thereto, with fewer than anticipated revenues. Those measures included personnel reductions throughout most areas, which resulted in a decrease in total personnel and associated expenses in the third quarter of 2003 of $609,000 from the comparable quarter last year. The Company also received a state income and franchise tax refund of $284,000, which was an offset to SG&A for the 2003 quarter.

The Company reported an operating loss from continuing operations of $1,346,000 for the quarter ended September 30, 2003 compared to a loss of $2,383,000 reported for the comparable quarter of 2002, an improvement of $1,037,000 or 44%. The lower operating loss from continuing operations in the third quarter of 2003 compared to the 2002 quarter was due primarily to reductions in personnel and associated costs and a state income and franchise tax refund of $284,000, partially offset by a reduction in gross profit. Reductions in personnel resulted in a decrease in personnel and associated expenses in the third quarter of 2003 of $609,000, when compared to the third quarter of 2002.

The Company's net loss from continuing operations for the quarter ended September 30, 2003 was $1,278,000, an improvement of $245,000 or 16% from the comparable quarterly loss in 2002 of $1,523,000. The improvement was due primarily to reductions of personnel and associated expenses, and a state tax refund of $284,000, partially offset by lower gross profit. Basic and fully diluted net loss from continuing operations per share for the third quarter of 2003 was $(0.04), compared with a basic net loss from continuing operations per share of $(0.05) in the comparable third quarter of 2002.

The net loss from discontinued operations in the quarter ended September 30, 2003 was $(197,000) compared to net income from discontinued operations in the quarter ended September 30, 2002 of $87,000. The third quarter loss is related to a leased facility that had been subleased. The sub-tenant filed for bankruptcy during the second quarter and the Company was forced to incur the expense and payments for the sub-tenant's lease payments. This lease and associated costs will terminate on December 31, 2003.

Net sales from continuing operations for the nine months ended September 30, 2003 were $1,567,000 compared to $3,088,000 in the nine months of 2002, a decrease of $1,521,000 or 49%. Professional Services fees in the U.S. and U.K. decreased by $143,000 while License and associated fees decreased by $1,378,000. The reduction in License and associated fees was due primarily to the Company's

ELCOM INTERNATIONAL, INC. REPORTS THIRD QUARTER 2003 OPERATING RESULTS
Page 3


receiving substantially larger license fees in 2002 under the Company's contract with CGEY in the U.K. and the revenue recognition of the amounts thereof, and to fewer implementations of PECOS than anticipated for the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002 ($406,000 and $1,557,000, respectively). Professional Services fees for the nine months ended September 30, 2003 were $525,000 compared to $668,000 in the comparable nine months last year, a decrease of $143,000 or 21%, due primarily to fewer implementations of PECOS than anticipated as stated above.

Selling, general and administrative expenses ("SG&A") for the nine month period ended September 30, 2003 decreased to $6,417,000 from $10,174,000 in the 2002 period, a reduction of $3,757,000 or 37%. Throughout 2003, the Company has continued to implement cost containment measures designed to align its SG&A costs with lower than anticipated revenues. Those measures included personnel reductions throughout most areas. Reductions in personnel resulted in a decrease in total personnel and associated expenses for the nine months ended September 30, 2003 of $2,747,000 compared to the same nine month period last year. Additionally, the Company reversed a tax accrual of $506,000 during the nine months ended September 30, 2003 as payment was no longer considered probable. During the nine months ended September 30, 2003, depreciation expense was $1,000,000 lower and the Company received a state income and franchise tax refund of $284,000, which was an offset to SG&A.

The Company reported an operating loss from continuing operations of $5,409,000 for the nine months ended September 30, 2003 compared to $9,116,000 reported for the comparable quarter of 2002, an improvement of $3,707000 or 41%. The lower operating loss from continuing operations in the third quarter of 2003 was due primarily to reduction in personnel and associated costs of $2,747,000, a state income and franchise tax refund of $284,000 and a reduction in depreciation expense of approximately $1,000,000, partially offset by a reduction in gross profit.

The Company generated a net loss from continuing operations for the nine month period ended September 30, 2003 of $4.9 million, versus a net loss of $8.3 million, an improvement of $3.4 million or 41% from the comparable period of 2002, as a result of the factors described herein. Basic net loss from continuing operations per share for the nine month period of 2003 were ($0.16), compared with a basic and fully diluted net loss from continuing operations per share of ($0.27) in the comparable nine month period.

Net income from discontinued operations for the nine month period ended September 30, 2003 was $110,000 compared to a net loss from discontinued operations for the nine month period ended September 30, 2002 of $(1,420,000).

Cash and cash equivalents as of September 30, 2003 were approximately $123,000. Although the Company recorded a net loss from total operations of $4,800,000 for the nine month period ended September 30, 2003, cash and cash equivalents decreased by only $2,179,000 between December 31, 2002 and September 30, 2003. The principal differences between the net loss and the decrease in cash and cash equivalents during the period included cash generated via the Company's issuance of its Senior Convertible Debentures in the gross amount of $949,000 (netting $702,000 in cash proceeds to the Company) and the advance of a license fee (accounted for as a loan) of $983,000 and the recording of non-cash expenses of $783,000, offset by a capital expenditure of $177,000 for software and payment on capital leases of $268,000.

ELCOM INTERNATIONAL, INC. REPORTS THIRD QUARTER 2003 OPERATING RESULTS
Page 4


On April 25, 2003, the Company closed a private placement to accredited investors (the "Private Placement") of ten-year 10% Senior Convertible Debentures (the "Debentures"), generating gross proceeds of $949,000 and net cash to the Company of $702,000. Robert J. Crowell, the Chairman and CEO invested $300,000, John E. Halnen, the President and COO invested $60,000, William W. Smith, the Company's Vice Chairman and Director invested $300,000, Andres Escallon, the Chief Technology Officer invested $50,000, (collectively, the "Inside Investors"). Robert J. Crowell invested $300,000 in the Debentures and John E. Halnen invested $60,000 in the Debentures. Of these amounts, the Company paid Robert J. Crowell $187,000 and John E. Halnen $60,000 in repayment of a portion of their salaries which they had voluntarily suspended during 2002 in order to assist the Company in its efforts to retain cash. Robert J. Crowell and John E. Halnen immediately reinvested these proceeds into their purchase of the Debentures. In addition, Smith & Williamson LLC (U.K.) and other Elcom stockholders in the U.K. invested $239,000. Inside Investors are considered related parties and invested a total of $710,000 in the Company via purchases of Debentures.

Subsequent Events Affecting Liquidity

On October 16, 2003, the Company announced that it had effected a Second Closing of its Private Placement of Debentures (the "Second Closing") with Robert J. Crowell, William W. Smith, one other outside investor, and Smith & Williamson LLC (U.K.), investing $150,000, $50,000, $15,000 and $100,000, respectively.
Having invested a total of $200,000 in this closing, in the aggregate, Inside Investors have invested $910,000 in the Debentures.

On October 31, 2003, the Company received an unanticipated payment of (pound)466,981 ($793,000) representing license fees in arrears, due to the termination of a license originally signed in September 1998, by a U.K.-based licensee. This amount will be recorded as license revenue in the quarter ending December 31, 2003.

The Second Closing, combined with anticipated revenues and other monies received as described herein, is expected to fund the Company's operations through the end of the first quarter of 2004. Prior to that time, the Company intends to raise additional funding sufficient to support the Company's future operations.

The Company's cash balance as of October 31, 2003 was $1,270,000.

Robert J. Crowell, the Company's Chairman and CEO, stated, "Our quarterly earnings were in line with our current expectations and do not reflect the significant increase in current and forecasted activity under our contract with CGEY relating to the Scottish Executive (www.scotland.gov.uk). Although there is a lag between activity and revenues for Elcom, we believe we will see a flurry of activity and announcements in Q4 2003 and Q1 2004, and beyond."

Mr. Crowell continued, "We are also pleased by the second closing of the Company's debentures and monies recently received which has significantly increased our cash reserves. We expect our working capital to be sufficient to fund operations through the end of the first quarter during which time we intend to solicit `permanent' funding for the Company. There are multiple potential licenses in progress and we believe 2004 will represent, after approximately two years, the beginning of a growth curve for the Company which will reflect the acceptance of our PECOS technology and a steadily recovering economy. We believe, given all these factors, combined with the Company's cost containment

ELCOM INTERNATIONAL, INC. REPORTS THIRD QUARTER 2003 OPERATING RESULTS
Page 5


measures implemented over the last year and a half or so, will combine to produce profitability in late 2004."

ABOUT ELCOM INTERNATIONAL, INC.
-------------------------------

Elcom International, Inc. (OTCBB: ELCO) is a leading international provider of remotely-hosted eProcurement and private eMarketplace solutions. Elcom's innovative remotely-hosted technology establishes the next standard of value and enables enterprises of all sizes to realize the many benefits of eProcurement without the burden of significant infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, elcom, inc.'s remotely-hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
------------------------------------------------------------

Except for the historical information contained herein, the matters discussed in this Press Release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "intent", "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) availability and terms of appropriate working capital and/or other financing to keep the Company operating as a going concern, and the Company's cash position as of its last Form 10-K and its history of ongoing operating losses; (ii) the overall marketplace and client's acceptance and usage of eCommerce software systems, including corporate demand therefore, the impact of competitive technologies, products and pricing, particularly given the subsequently larger size and scale of certain competitors and potential competitors, control of expenses, revenue generation by the acquisition of new customers, the acceptance of the Company's system by individual agencies of the Scottish Executive (Government of Scotland), and corporate demand for ePurchasing and eMarketplace solutions; (iii) the consequent results of operations given the aforementioned factors; and (iv) the anticipated requirement of the Company to raise additional working capital to fund operations by the end of the first quarter of 2004 and the availability of any such funding to the Company, or the terms thereof, and other risks detailed from time to time in the Company's Annual Report on Form 10-K and in its other SEC reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this Press Release.

ELCOM INTERNATIONAL, INC. REPORTS THIRD QUARTER 2003 OPERATING RESULTS
Page 6


The financial data set forth below should be read in conjunction with the Consolidated Financial Statements and other disclosures contained in the Company's 2002 Annual Report on Form 10-K. The Company intends to file its form 10-Q for the first quarter of 2003 within the next two days.


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            Three Months Ended           Nine Months Ended
                                                               September 30,                September 30,
                                                         -----------------------       -----------------------
                                                           2002           2003           2002           2003
                                                         --------       --------       --------       --------

Net sales
  License and associated fees                            $  1,033       $    261       $  2,420       $  1,042
  Professional services                                       122            106            668            525
                                                         --------       --------       --------       --------
Total net sales                                             1,155            367          3,088          1,567

Cost of sales                                                 386             36            906            365
                                                         --------       --------       --------       --------
Gross profit (loss)                                           769            331          2,182          1,202
Operating Expenses:
     Selling, general and administrative                    3,027          1,610         10,174          6,417
     Research and development                                 125             67            786            194
     Asset impairment charges                                  --             --            338             --
                                                         --------       --------       --------       --------
Total operating expenses                                    3,152          1,677         11,298          6,611
                                                         --------       --------       --------       --------
Operating profit (loss)                                    (2,383)        (1,346)        (9,116)        (5,409)
                                                         --------       --------       --------       --------

Interest expense                                              (12)           (31)           (50)           (72)
Interest income and other, net                                872             99            896             79
                                                         --------       --------       --------       --------
Net loss from continuing operations before tax             (1,523)        (1,278)        (8,270)        (5,402)

Income tax benefit                                             --             --             --            492
                                                         --------       --------       --------       --------
Net loss from continuing operations                        (1,523)        (1,278)        (8,270)        (4,910)

Discontinued operations
    Net income (loss) from discontinued operations,
       net of tax                                              87           (197)        (1,420)           110
    Gain on sale of assets                                    167             --          1,079             --
                                                         --------       --------       --------       --------

Net income (loss)                                          (1,269)        (1,475)        (8,611)        (4,800)
Foreign currency translation adjustment, net of tax            (9)             3            662             (2)
                                                         --------       --------       --------       --------

Other comprehensive income (loss)                        $ (1,278)      $ (1,472)      $ (7,949)      $ (4,802)
                                                         ========       ========       ========       ========

Basic and diluted net income (loss) per share data:
     Continuing operations                               $  (0.05)      $  (0.04)      $  (0.27)      $  (0.16)
     Discontinued operations                                   --          (0.01)         (0.04)            --
     Gain on sale of assets                                  0.01             --           0.03             --
                                                         --------       --------       --------       --------
         Basic and diluted net loss per share            $  (0.04)      $  (0.05)      $  (0.28)      $  (0.16)
                                                         ========       ========       ========       ========

Weighted average number of basic and diluted
    shares outstanding                                     30,902         30,902         30,901         30,902
                                                         ========       ========       ========       ========


ELCOM INTERNATIONAL, INC. REPORTS THIRD QUARTER 2003 OPERATING RESULTS
Page 7



                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                     MARCH 31,    DECEMBER 31,
                                                       2003          2002
                                                     --------     -----------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                           $   123       $ 2,302
  Accounts receivable, net                                306           320
  Prepaids and other current assets                       231           205
  Current assets of discontinued operations                31           238
                                                      -------       -------
      Total current assets                                691         3,065
                                                      -------       -------
PROPERTY, EQUIPMENT AND SOFTWARE, NET                     926         1,846
OTHER ASSETS, NET                                          72           113
Non-Current Assets of DiscontinuED Operations              --           106
                                                      -------       -------
                                                      $ 1,689       $ 5,130
                                                      =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Loan payable                                        $   983       $    --
  Other current liabilities                             2,831         3,491
  Current liabilities of discontinued operations          100            41
                                                      -------       -------
      Total current liabilities                       $ 3,914       $ 3,532
                                                      -------       -------

LONG TERM LIABILITIES:
  Debentures  net of  discount                        $   263       $    --
                                                      -------       -------
      Total long term, liabilities                    $   263       $    --
                                                      -------       -------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                   (2,488)        1,598
                                                      -------       -------
                                                      $ 1,689       $ 5,130
                                                      =======       =======
